Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

In October 2013, CF Industries Holdings, Inc. (“CF Holdings,” “we” or “our”)  entered into a definitive agreement with the Mosaic Company (“Mosaic”) to sell our entire phosphate mining and manufacturing business (the “Phosphate Business”), which is located in Florida, for a purchase price of approximately $1.4 billion in cash, subject to adjustment as provided in the agreement (the “Phosphate Business Sale Transaction”), and entered into two agreements to supply ammonia to Mosaic. The first agreement, which is not conditioned upon completion of the Phosphate Business Sale Transaction, provides for us to supply between 600,000 and 800,000 tons of ammonia per year from our Donaldsonville, Louisiana nitrogen complex beginning no later than 2017. The second agreement (the “PLNL Ammonia Supply Agreement”) provides for us to supply approximately 300,000 tons of ammonia per year sourced from our Point Lisas Nitrogen Limited joint venture beginning at the closing of the Phosphate Business Sale Transaction.

The Phosphate Business assets we are selling in the Phosphate Business Sale Transaction include our phosphate rock mine in Hardee County, Florida; our phosphate fertilizer complex in Plant City, Florida; an ammonia terminal, a phosphate warehouse and dock at the Port of Tampa; and the site of our former Bartow, Florida phosphate fertilizer complex.  In addition, Mosaic is assuming certain liabilities related to the Phosphate Business, including responsibility for closure, water treatment and long-term maintenance and monitoring of the phosphogypsum stack systems at the Plant City and Bartow complexes.  We are also transferring to Mosaic the value of the Phosphate Business’s asset retirement obligation trust and escrow funds totaling approximately $200 million.

The assets and liabilities of our phosphate business segment being sold to Mosaic comprise a disposal group that is classified on our historical consolidated balance sheet as of December 31, 2013 as assets or liabilities held for sale.  The accounts receivable and accounts payable pertaining to the Phosphate Business and certain phosphate inventory held in distribution facilities will not be sold to Mosaic in the Phosphate Business Sale Transaction and will be retained by us and settled in the ordinary course.  These retained assets and liabilities of our phosphate segment are not included in assets or liabilities held for sale.  The PLNL Ammonia Supply Agreement represents the continuation, following the Phosphate Business Sale Transaction, of a supply arrangement that historically has been maintained between the Phosphate Business and other operations of the Company and its subsidiaries.  Because of the significance of this continuing supply arrangement, in accordance with U.S. generally accepted accounting principles, the Phosphate Business is not reported as discontinued operations in our consolidated statement of operations.

The closing of the Phosphate Business Sale Transaction is subject to various conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), approvals under applicable foreign antitrust laws, receipt of other governmental and third party consents and other customary closing conditions.  In January 2014, we were notified that the U.S. Department of Justice closed its review and terminated the waiting period under the HSR Act relating to the Phosphate Business Sale Transaction.  We expect the Phosphate Business Sale Transaction to close in the first half of 2014.

The following unaudited pro forma consolidated financial statements are based on and should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on February 27, 2014.

The following unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2013 is presented on a pro forma basis to give effect to the Phosphate Business Sale Transaction and the parties’ performance under the PLNL Ammonia Supply Agreement as if the closing of the Phosphate Business Sale Transaction had occurred on January 1, 2013.  The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 is presented on a pro forma basis to give effect to the Phosphate Business Sale Transaction as if the closing of such transaction had occurred on December 31, 2013.  The pro forma adjustments represent events that are directly attributable to the Phosphate Business Sale Transaction, are expected to have a continuing impact and are based on available information and certain assumptions that we believe are reasonable.  The adjustments are described in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.  The allocations are preliminary and subject to change following the closing of the Phosphate Business Sale Transaction based on refinements as actual data become available.

The following unaudited pro forma condensed consolidated financial statements are presented for illustrative and informational purposes only, are not intended to represent or be indicative of the financial condition or results of operations that would actually have been recorded if the Phosphate Business Sale Transaction had occurred on the dates assumed and are not intended to represent our financial position or results of operations for any future date or period.

CF Industries Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2013

(amounts in millions)

		Pro forma
	CF Holdings	adjustments
	consolidated	Disposition of
	historical	Phosphate Business		Pro forma
Assets
Current assets:
Cash and cash equivalents
	$1,710.8	$1,400.0	(1)	$3,110.8
		(45.4	)(2)	(45.4)
Total Cash and cash equivalents	1,710.8	1,354.6		3,065.4
Restricted cash	154.0			154.0
Accounts receivable - net	230.9			230.9
Inventories - net	274.3			274.3
Deferred income taxes	60.0			60.0
Prepaid income taxes	33.4			33.4
Assets held for sale	74.3	(74.3	)(3)	—
Other	92.4			92.4
Total current assets	2,630.1	1,280.3		3,910.4
Property, plant and equipment, net	4,101.7			4,101.7
Asset retirement obligation funds	—			—
Investments in and advances to affiliates	926.0			926.0
Goodwill	2,095.8			2,095.8
Noncurrent assets held for sale	679.0	(679.0	)(3)	—
Other assets	245.5			245.5
Total assets	$10,678.1	$601.3		$11,279.4
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$564.1			$564.1
Income taxes payable	73.3	$468.7	(4)	542.0
Customer advances	120.6			120.6
Notes payable	—			—
Distributions payable to noncontrolling interest	—			—
Liabilities held for sale	26.8	(26.8	)(3)	—
Other	43.5			43.5
Total current liabilities	828.3	441.9		1,270.2
Long-term debt	3,098.1			3,098.1
Deferred income taxes	833.2	(166.8	)(4)	666.4
Noncurrent liabilities held for sale	154.5	(154.5	)(3)	—
Other noncurrent liabilities	325.6			325.6
Equity:
		1,400.0	(1)
		(45.4	)(2)
		(572.0	)(3)
		(301.9	)(4)
Total stockholders’ equity	5,076.1	480.7		5,556.8
Noncontrolling interest	362.3	—		362.3
Total equity	5,438.4	480.7		5,919.1

Total liabilities and equity	$10,678.1	$601.3		$11,279.4

CF Industries Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2013

(amounts in millions, except per share data)

		Pro forma adjustments
	CF Holdings consolidated historical	Disposition of Phosphate Business		Receipt of proceeds from sale of Phosphate Business		PLNL Ammonia Suppy Agreement		Pro forma

Net sales	$5,474.7	$(796.9	)(5)	$—		$179.0	(11)	$4,856.8
Cost of sales	2,954.5	(722.0	)(5)	—		151.0	(11)	2,383.5
Gross margin	2,520.2	(74.9)		—		28.0		2,473.3
Selling, general and administrative expenses	166.0	—		—		—		166.0
Other operating - net	(15.8)	—		(797.7	)(9)	—		(813.5)
Total other operating costs and expenses	150.2	—		797.7		—		(647.5)
Equity in earnings of operating affiliates	41.7	5.7	(6)	—		—		47.4
Operating earnings	2,411.7	(69.2)		797.7		28.0		3,168.2
Interest expense	152.2	3.6	(7)	—		—		155.8
Interest income	(4.7)	—		—		—		(4.7)
Other non-operating - net	54.5	—		—		—		54.5
Earnings before income taxes and equity in earnings of non-operating affiliates	2,209.7	(72.8)		797.7		28.0		2,962.6
Income tax provision	686.5	(4.9	)(8)	307.7	(10)	10.5	(8)	999.8
Equity in earnings of non-operating affiliates - net of taxes	9.6	—		—		—		9.6
Net earnings	1,532.8	(67.9)		490.0		17.5		1,972.4
Less: Net earnings attributable to the noncontrolling interest	68.2	—		—		—		68.2
Net earnings attributable to common stockholders	$1,464.6	$(67.9)		$490.0		$17.5		$1,904.2

Net earnings per share attributable to common stockholders
Basic	$24.87							$32.34
Diluted	$24.74							$32.17
Weighted average common shares outstanding
Basic	58.9							58.9
Diluted	59.2							59.2

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

1)             Reflects the gross cash proceeds from the sale of the Phosphate Business.

2)             Reflects the difference between the guaranteed working capital amount under the definitive agreement for the sale of the Phosphate Business and the amount of working capital at December 31, 2013 to be paid as a purchase price adjustment.

3)             Reflects the elimination of the net assets and liabilities associated with the Phosphate Business.

4)             Reflects the current taxes payable and deferred tax liability related to the sale of the Phosphate Business.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

5)             Reflects the revenue and operating expenses associated with the Phosphate Business.

6)             Reflects the recognition of the profit in inventory related to ammonia transferred by Point Lisas Nitrogen Limited and held in the Phosphate Business.

7)             Reflects the reversal of capitalized interest associated with major capital projects under construction in the Phosphate Business.

8)             Reflects the income tax effects of the pro forma adjustments at the Company’s effective tax rate.

9)             Reflects the pretax gain on the sale of the Phosphate Business.

10)      Reflects the estimated tax expenses associated with the sale of the Phosphate Business.

11)      Reflects the revenue and operating expenses attributable to the PLNL Ammonia Supply Agreement.